Exhibit 99.1

Purple Innovation Strengthens Balance Sheet, Creating Greater Financial Flexibility

to Execute Growth Strategy

Company Reaffirms 2023 Guidance and Provides Update on Efforts to Accelerate Revenue Growth and EBITDA Improvement

LEHI, Utah, January 23, 2024 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple” or the “Company”), a comfort innovation company known for creating the “World’s First No Pressure™ Mattress,” today announced that it has completed a refinancing that will provide the Company with significantly greater financial flexibility to execute its growth strategy and build on recent business improvements.

Coliseum Capital Management, LLC and No Street Capital, LLC, through certain funds and accounts, have assumed the Company’s two primary outstanding debt facilities – an ABL credit agreement and a term loan credit agreement – from the Company’s previous lenders. At closing, the facilities will be consolidated into a new, upsized term loan of $61 million with (a) approximately $21 million of incremental available capital, after expenses, (b) a payment-in-kind interest option, the combination of which provides Purple with a stronger balance sheet and ongoing cash savings to invest in its business, and (c) an additional incremental term loan in the amount of up to $19.0 million available subject to agreement by the parties on terms. Immediately preceding the transaction, net liquidity, including cash and cash equivalents as well as ABL availability, was approximately $26 million. Subsequent to the transaction, cash and cash equivalents were approximately $48 million. This new term loan importantly also removes restrictions and requirements customarily associated with an ABL credit agreement. In connection with entering into the new term loan, the Company issued warrants to the lenders to purchase 20 million shares of the Company’s Class A common stock at a price of $1.50 per share, subject to certain adjustments.

An independent Special Committee of Purple’s Board of Directors directed and negotiated the transaction, with the assistance of the Company’s management team and legal advisors. Following the Special Committee’s evaluation of alternatives and extensive negotiations, the Special Committee unanimously voted to approve the transaction.

In 2023, Purple embarked on its “Path to Premium Sleep” strategy to improve the Company’s long-term growth prospects and competitiveness. This includes the launch of a new product portfolio and enhanced brand positioning to better reflect Purple’s role in the premium and luxury category of the sleep space.

“Over the past six months, Purple has taken several important steps to return to profitability and long-term growth,” said Rob DeMartini, Chief Executive Officer of Purple. “We are pleased with both our strengthening wholesale partnerships and the response we are seeing in our direct-to-consumer channels, as evidenced by our anticipation that fourth quarter Net Revenue and Adjusted EBITDA will be within our guidance range and look forward to building on this momentum in the year ahead.”

Mr. DeMartini continued, “We believe the Company is positioned to grow revenue in 2024, despite challenging industry conditions, and with specific cost saving initiatives under way, we also expect incremental improvements in EBITDA and cash flow. We are confident that with continued, focused execution by our team and a considerably strengthened capital structure, we are well positioned to lean into our growth initiatives and continue to take market share. We look forward to sharing more specific insight into our 2024 expectations on the fourth quarter earnings call.”

“This transaction places our company on strong financial footing and reaffirms our unwavering commitment to meeting the needs of our wholesale partners, direct customers, and suppliers,” Mr. DeMartini added.

The full terms of the refinancing will be filed today on a Form 8-K with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP financial measures that remove the impact of certain non-cash and non-recurring costs. EBITDA represents net income (loss) before interest expense, income tax (benefit) expense, other (income) expense, net, and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding costs incurred due to stock-based compensation expense, debt extinguishment, changes in the fair value of the warrant liability, nonrecurring legal fees, Board special committee costs, executive interim and search costs, severance costs, vendor separation fee, showroom opening costs, new production facility start-up costs and COVID-19 related expenses. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the attached tables for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

With respect to the Company’s Adjusted EBITDA outlook for the fourth quarter and full year 2023, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Forward-Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements relating to our expected financial and operating results for 2023 and 2024, including net revenue and Adjusted EBITDA, prospects and expectations for growth in 2024, and expected cost savings. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices and cost of labor; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; changes in consumer demand, including pullbacks in consumer spending; disruptions to our manufacturing processes; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2023 as amended on Form 10-K/A filed with the SEC on May 1, 2023, and in our other filings made with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Purple

Purple, the leading premium mattress company with the #1 Gel Grid technology in the world, the GelFlex® Grid, thoughtfully engineers products that make restorative sleep effortless for every kind of sleeper. The result of over 30 years of innovation and in comfort technologies, Purple’s GelFlex Grid is the most significant advancement in mattresses in decades and is proven to reduce aches and pains. It instantly adapts as you move, balances temperature, relieves pressure and offers support in all the right places. Purple products, including mattresses, pillows, cushions, frames, sheets, and more, can be found online at Purple.com, in 59 Purple stores and over 3,000 retailers nationwide. Sleep Better. Live Purple.

Investor Contact:

Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200